Exhibit 21

SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

Name of Company	State or Other Jurisdiction of Incorporation

Boston MicroSystems, Inc.	Delaware
Medsep Corporation	Delaware
Pall Acquisition LLC	Delaware
Pall Aeropower Corporation	Delaware
Pall Biomedical, Inc.	Delaware
Pall Filtration and Separations Group Inc.	Delaware
Pall Forte Bio Corp.	Delaware
Pall Industrial Membranes LLC	Delaware
Pall International Corporation	Delaware
Pall Medical Products, Inc.	Delaware
Pall Puerto Rico, Inc.	Delaware
Pall – PASS US, LLC	Delaware
Rochem Separation Systems, Inc.	Delaware
Russell Associates Inc.	Maryland
Gelman Sciences, Inc.	Michigan

Pall Technologies S. A.	Argentina
Pall (Canada) Limited	Canada
Pall do Brasil Ltda.(Pall Brazil)	Brazil
Pall Life Sciences Mexico, S. de R.L. de C.V.	Mexico
Pall Life Sciences Puerto Rico, LLC	Puerto Rico

Pall Austria Filter Ges.m.b.h.	Austria
Pall bvba	Belgium
ForteBio UK Limited	England
Pall Europe Limited (a)	England
Pall Manufacturing UK Limited	England
Pall Exekia S.A.	France
Pall France SAS	France
Pall GeneDisc Technologies SAS	France
Pall Deutschland Beteiligungs-GmbH	Germany
Pall Deutschland Holding GmbH & Co. KG (b)	Germany
Pall Filtersystems GmbH	Germany
Pall Filtration & Separation GmbH	Germany
Pall GmbH	Germany
Pall Modultechnik GmbH	Germany
Pall Verwaltungsgesellschaft Mit Beschränkter Haftung	Germany
Pall Italia S.R.L.	Italy
Pall Netherlands B.V. (a)	Netherlands
PLLN C.V. (c)	Netherlands
Pall Norge AS	Norway
Pall Poland Limited or Pall Poland Sp. z.o.o.	Poland
Pall Eurasia L.L.C.	Russian Federation
Pall Saudi International LLC	Saudi Arabia
Pall Slovakia s.r.o	Slovakia
Pall South Africa (Pty) Ltd	South Africa
Pall Espana, S.A.U.	Spain
Pall Norden AB	Sweden

Exhibit 21

Argentaurum AG	Switzerland
Pall (Schweiz) AG	Switzerland
Pall International Sarl	Switzerland
Pall Middle East FZE	United Arab Emirates

Pall Australia Pty Ltd	Australia
Pall Filter (Beijing) Co. Ltd.	China
Pall ForteBio Analytics (Shanghai) Co., Ltd	China
Pall Asia International Ltd.	Hong Kong
Pall Asia Limited	Hong Kong
Pall India Pvt Ltd	India
PT Pall Filtration Indonesia	Indonesia
Nihon Pall Ltd.	Japan
Nihon Pall Manufacturing Limited	Japan
Pall Korea Ltd	Korea, Republic of
Pall (Malaysia) Sdn Bhd	Malaysia
Pall New Zealand Ltd	New Zealand
Pall (Philippines) Inc.	Philippines
Pall Filtration Pte Ltd	Singapore
Pall Singapore Taiwan Branch Holding Company Pte Ltd	Singapore
Pall Corporation Filtration & Separations (Thailand) Ltd	Thailand

(a)	Contributed to PLLN C.V. a Netherlands Partnership

(b)	General Partner: Pall Deutschland Beteiligungs GmbH; Limited Partner: Pall Corporation

(c)	General Partner: Pall-PASS US, Inc.; Limited Partner: Pall Corporation

All subsidiaries listed above are included in the Company’s consolidated financial statements. The list does not include inactive subsidiaries.